Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2009 Financial Results

Wilmington, Delaware – January 27, 2010 – The Bancorp, Inc. (“Bancorp”) (NASDAQ: TBBK), a bank holding company, today reported results for the quarter and year ended December 31, 2009.

Financial Highlights:

•	Diluted earnings per share of $0.02 for the year ended December 31, 2009 compared to a loss per share of $2.93 for the year ended December 31, 2008

•	Net interest income increased $1.9 million, or 13%, during the fourth quarter of 2009 and $9.5 million, or, 18% for the year ended December 31, 2009, compared to respective 2008 periods

•	Net interest margin was 3.84% in the fourth quarter of 2009 compared to 3.69% in the fourth quarter of 2008 and 3.74% and 3.44% for fiscal 2009 and 2008

•	Interest on deposits decreased to 0.83% for fourth quarter of 2009 from 1.87% for the fourth quarter of 2008

•	Transaction account balances represented 91% of total deposit balances at December 31, 2009

•	Construction loans decreased 32% to $207.2 million at December 31, 2009 compared to fiscal 2008

Financial Results

Bancorp reported a net loss available to common shareholders for the three months ended December 31, 2009 of $932,000, or a loss per share of $0.04, after pretax losses related to securities of $2.2 million and after-tax TARP-related costs of $965,000, based on 26,181,291 weighted average shares outstanding, compared to a loss available to common shareholders of $41.4 million, or a loss per share of $2.84, primarily relating to pretax charges on securities and goodwill impairment, of $11.6 million and $51.9 million, respectively and after-tax TARP-related costs of $186,000, based on 14,563,919 weighted average shares outstanding, for the three months ended December 31, 2008.

For the year ended December 31, 2009, Bancorp reported net income available to common shareholders of $342,000, or earnings per share – diluted of $0.02, based on 19,324,335 weighted average shares outstanding, compared to a net loss available to common shareholders of $42.6 million, or a loss per share – diluted of $2.93, based on 14,563,182 weighted average shares outstanding, for the year ended December 31, 2008.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “The quarterly loss is attributable to a pretax securities impairment charge of $2.2 million, or $0.06 per share after tax, against our remaining $21.5 million portfolio of trust preferred securities, and an additional $4.0 million in provisions for loan losses. The bank remains well capitalized after the recognition of this loss and continues to experience significant growth in its core deposit generation programs. Deposits from health saving accounts increased 43.1% to over $302 million since December 31, 2008 and deposits attributable to our prepaid cards have grown 344.6% to $520 million since acquisition of the bank’s prepaid card division in November 2007. Loans also increased even after a decrease in both outstandings and commitments in the bank’s construction loan portfolio. Finally, nonperforming loans at December 31, 2009 represented 1.66% of total loans compared to 1.77% of total loans at September 30, 2009.”

Capital Ratios

	Tier 1 capital	Tier 1 capital	Total capital
	to average	to risk-weighted	to risk-weighted
	assets ratio	assets ratio	assets ratio
AS OF DECEMBER 31, 2009
The Bancorp, Inc.	12.68%	15.80%	17.06%
“Well capitalized” institution (under FDIC regulations)	5.00%	6.00%	10.00%

AS OF DECEMBER 31, 2008
The Bancorp, Inc.	10.10%	11.72%	12.87%
“Well capitalized” institution (under FDIC regulations)	5.00%	6.00%	10.00%

Balance Sheet Summary

At December 31, 2009, Bancorp’s total assets were $2.043 billion, an increase of $251.1 million or 14.0% from December 31, 2008. Loans grew to $1.5 billion, an increase of $74.4 million or 5.1% over December 31, 2008, and deposits increased to $1.7 billion, an increase of $134.7 million or 8.9%, over December 31, 2008. Total common shares outstanding were 26,181,291 at December 31, 2009 and 14,563,919 December 31, 2008.

Conference Call Webcast

You may access the LIVE webcast of Bancorp’s Quarterly Earnings Conference Call at 9:00 AM EST Thursday, January 28, 2010 by clicking on the webcast link on Bancorp’s homepage at www.thebancorp.com. Or, you may dial 866.788.0542 using access code 99705194. You may listen to the replay of the webcast following the live call on Bancorp’s investor relations website or telephonically until Thursday, February 4, 2010 by dialing 888.286.8010, access code 31280636.

About Bancorp

The Bancorp, Inc. is a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity programs nationwide. The Bancorp Bank’s regional community bank division serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including the words “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” section of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended December 31,		Year ended December 31,
Condensed income statement	2009	2008	2009	2008
	(dollars in thousands except per share data)		(dollars in thousands except per share data)
Net interest income	$16,849	$14,905	$63,709	$54,219
Provision for loan and lease losses	4,000	3,700	13,000	12,500
Non-interest income	—
Other than temporary impairment of investment securities	(2,225)	(11,611)	(2,225)	(19,886)
Other non-interest income	3,800	3,111	14,044	12,283

Total non-interest income	1,575	(8,500)	11,819	(7,603)
Non-interest expense
Loss on other real estate owned	—	—	1,700	—
Other non-interest expense	14,374	64,142	54,478	97,388

Total non-interest expense	14,374	64,142	56,178	97,388

Net income (loss) before income tax expense	50	(61,437)	6,350	(63,272)
Income tax expense (benefit)	17	(20,242)	2,248	(20,892)

Net income (loss)	33	(41,195)	4,102	(42,380)
Less preferred stock dividends	(565)	(143)	(2,293)	(184)
Less preferred stock accretion	(400)	(59)	(1,467)	(59)

Net income (loss) available to common shareholders	$(932)	$(41,397)	$342	$(42,623)

Basic earnings (loss) per share	$(0.04)	$(2.84)	$0.02	$(2.93)

Diluted earnings (loss) per share	$(0.04)	$(2.84)	$0.02	$(2.93)

Weighted average shares - basic	26,181,291	14,563,919	18,794,590	14,563,182
Weighted average shares - diluted	26,181,291	14,563,919	19,324,335	14,563,182

Balance sheet	December 31, 2009	September 30, 2009	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents
Cash and due from banks	$135,246	$133,453	$69,950	$90,744
Interest bearing deposits at Federal Reserve Bank	219,213	1,033	2,047	1,033
Federal funds sold	—	210,506	12,102	87,729

Total cash and cash equivalents	354,459	344,992	84,099	179,506

Investment securities, available-for-sale, at fair value	93,478	117,839	119,781	82,929
Investment securities, held-to-maturity	21,468	23,549	23,542	23,529
Loans, net of deferred loan costs	1,523,722	1,513,131	1,459,965	1,449,349
Allowance for loan and lease losses	(19,123)	(18,436)	(18,080)	(17,361)

Loans, net	1,504,599	1,494,695	1,441,885	1,431,988

Premises and equipment, net	7,942	7,740	8,129	8,279
Accrued interest receivable	7,722	7,708	7,499	7,799
Intangible assets, net	10,005	10,255	10,505	11,005
Other real estate owned	459	—	—	4,600
Deferred tax asset, net	20,875	22,220	23,017	22,847
Other assets	22,527	12,036	13,121	19,893

Total assets	$2,043,534	$2,041,034	$1,731,578	$1,792,375

LIABILITIES
Deposits
Demand (non-interest bearing)	$506,641	$787,393	$405,251	$334,498
Savings, money market and interest checking	1,005,048	890,587	903,514	804,502
Time deposits	125,255	71,000	155,888	357,831
Time deposits, $100,000 and over	17,565	23,350	20,420	23,016

Total deposits	1,654,509	1,772,330	1,485,073	1,519,847

Securities sold under agreements to repurchase	2,588	696	2,394	9,419
Short-term borrowings	100,000	—	41,000	61,000
Accrued interest payable	362	322	406	2,475
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	27,471	7,741	8,025	5,830

Total liabilities	1,798,331	1,794,490	1,550,299	1,611,972

SHAREHOLDERS’ EQUITY

Preferred stock - authorized 5,000,000 shares, series A, $0.01 par value; 0 and 108,136 shares issued and outstanding at December 31, 2009 and 2008 respectively;	—	—	1	1

Series B, $1,000 liquidation value, 45,220 shares issued and outstanding at December 31, 2009 and 2008, respectively	39,411	39,010	38,610	39,028

Common stock - authorized, 50,000,000 shares of $1.00 par value; 26,181,291 and 14,563,919 shares issued and outstanding at December 31, 2009 and 2008, respectively	26,181	26,181	14,563	14,563
Additional paid-in capital	196,875	196,827	146,293	145,156

Accumulated deficit	(17,175)	(16,242)	(17,029)	(17,517)

Accumulated other comprehensive gain (loss)	(89)	768	(1,159)	(828)

Total shareholders’ equity	245,203	246,544	181,279	180,403

Total liabilities and shareholders’ equity	$2,043,534	$2,041,034	$1,731,578	$1,792,375

	For the years ended:
Allowance for loan and lease losses	December 31, 2009	December 31, 2008
Balance in the allowance for loan and lease losses at beginning of period	$17,361	$10,233

Loans charged-off:
Commercial	6,314	733
Construction	4,546	2,744
Lease financing	49	55
Residential mortgage	328	1,992
Consumer	127	9

Total	11,364	5,533

Recoveries:
Commercial	53	—
Construction	32	152
Lease financing	27	5
Residential mortgage	12	—
Consumer	2	4

Total	126	161

Net charge-offs (recoveries)	11,238	5,372
Provision charged to operations	13,000	12,500

Balance in allowance for loan and lease losses at end of period	$19,123	$17,361

Net charge-offs/average loans	0.76%	0.38%

Loan Portfolio

	December 31,	September 30,	June 30,	December 31,
	2009	2009	2009	2008
	Amount	Amount	Amount	Amount
Commercial	$402,232	$394,316	$363,524	$353,219
Commercial mortgage*	569,434	562,611	522,510	488,986
Construction	207,184	227,226	255,504	305,889

Total commercial loans	1,178,850	1,184,153	1,141,538	1,148,094
Direct financing leases	78,802	81,097	80,774	85,092
Residential mortgage	85,759	75,413	64,934	57,636
Consumer and other loans	178,608	170,238	170,999	157,446

	1,522,019	1,510,901	1,458,245	1,448,268
Unamortized costs (fees)	1,703	2,230	1,720	1,081

Total loans, net of unamortized fees and costs	$1,523,722	$1,513,131	$1,459,965	$1,449,349

Supplemental loan data :
Construction 1-4 family	$100,088	$119,752	$124,443	$163,718
Construction commercial, acquisition and development	107,096	107,474	131,061	142,171

	$207,184	$227,226	$255,504	$305,889

*	At December 31, 2009, owner occupied loans amounted to $104 million, or 18% of commercial mortgages.

Average balance sheet and net interest income (Dollars in thousands)	Three months ended December 31, 2009			Three months ended December 31, 2008
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans net of unearned discount	$1,515,632	$18,727	4.94%	$1,460,204	$20,765	5.69%
Investment securities-taxable	111,548	1,198	4.30%	116,816	1,555	5.32%
Investment securities-nontaxable*	34,709	712	8.20%	—	—	—
Interest bearing deposits at Federal Reserve Bank	79,122	51	0.26%	1,322	1	0.30%
Federal funds sold	39,243	30	0.31%	37,634	95	1.01%

Net interest-earning assets	1,780,254	20,718	4.66%	1,615,976	22,416	5.55%
Allowance for loan and lease losses	(18,946)			(15,853)
Other assets	157,708			177,512

	$1,919,016			$1,777,635

Liabilities and Shareholders’ Equity:
Deposits:
Demand (non-interest bearing)	$615,081			$359,924
Interest bearing deposits
Interest checking	420,498	$1,488	1.42%	230,213	$1,529	2.66%
Savings and money market	505,898	1,655	1.31%	457,591	1,975	1.73%
Time	76,192	218	1.14%	397,009	3,250	3.27%

Total interest bearing deposits	1,002,588	3,361	1.34%	1,084,813	6,754	2.49%
Total deposits	1,617,669		0.83%	1,444,737		1.87%
Short term borrowings	29,837	50	0.68%	122,992	510	1.66%
Repurchase agreements	1,602	4	1.04%	2,604	13	1.83%
Subordinated debt	13,401	216	6.44%	13,401	234	6.99%

Net interest bearing liabilities	1,047,428	3,631	1.39%	1,223,810	7,511	2.45%
Other liabilities	8,246			10,020

Total Liabilities	1,670,755			1,593,754
Shareholders’ equity	248,261			183,881

	$1,919,016			$1,777,635

Net interest income on tax equivalent basis*		17,087			14,905

Tax equivalent adjustment		238			—
Net interest income		$16,849			$14,905

Net interest margin *			3.84%			3.69%

*	Full taxable equivalent basis to be comparable to the interest income of all other categories , using a 34% statutory tax rate

	Three months ended December 31,		Year ended December 31,
Selected operating ratios	2009	2008	2009	2008
Return on average assets	0.01%	nm	0.22%	nm
Return on average equity	0.05%	nm	1.99%	nm
Net interest margin	3.84%	3.69%	3.74%	3.44%
Efficiency ratio	71.11%	nm	73.29%	nm
Book value per share (1)	$7.64	$9.21	$7.64	$9.21
(1) Excludes Series B Preferred Shares issued to the US Treasury and the associated book value ‘nm’ – not meaningful

Asset quality ratios	December 31, 2009	September 30, 2009	June 30, 2009	December 31, 2008
Nonperforming loans to total loans	1.66%	1.77%	2.09%	0.88%
Nonperforming assets to total assets	1.26%	1.31%	1.76%	0.97%
Allowance for loan and lease losses to total loans	1.26%	1.22%	1.24%	1.20%
Nonaccrual loans	$12,270	$11,776	$8,716	$8,729
Loans 90 days past due still accruing interest	$12,994	$15,012	$21,779	$4,055
Other real estate owned	$459	$—	$—	$4,600